
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE REGISTRANT'S STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31,
1995 AND BALANCE SHEET AT DECEMBER 31, 1995.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                             657
<SECURITIES>                                         0
<RECEIVABLES>                                        0<F1>
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F2>
<PP&E>                                         395,800
<DEPRECIATION>                                  61,249
<TOTAL-ASSETS>                                 344,571
<CURRENT-LIABILITIES>                                0<F2>
<BONDS>                                        143,859
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       240,034
<OTHER-SE>                                    (43,235)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   344,571
<SALES>                                              0
<TOTAL-REVENUES>                                45,605
<CGS>                                                0
<TOTAL-COSTS>                                   11,227<F4>
<OTHER-EXPENSES>                                12,584<F5>
<LOSS-PROVISION>                                     0<F1>
<INTEREST-EXPENSE>                              11,537
<INCOME-PRETAX>                                 10,257<F6>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             10,304
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    10,304
<EPS-PRIMARY>                                     0.61
<EPS-DILUTED>                                     0.61<F7>

<F1>Amount insignificant.
<F2>Balance sheet is not classified.
<F3>Amount represents accumulated dividends in excess of Trust net income.
<F4>Amount comprised of Property Operating Cost ($8,310) and
Other Operating Expenses ($2,917).
<F5>Amount comprised of Depreciation expense ($10,893) and
General and Administrative expense ($1,691).
<F6>Amount represents income before gains on sales of real estate investments. (Gains on sales of real estate investment equals $47)
<F7>Exercise of the outstanding stock options would not have material dilutive effect on earnings per share.


